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[ELITE FINANCIAL COMMUNICATIONS GROUP LETTERHEAD]               EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


             COMPREHENSIVE CARE CORPORATION ACCELERATES GROWTH WITH
                    NEW CONTRACT WINS IN CENTRAL U.S. REGION

     CUSTOMIZED HEALTH PLANS SERVING 228,000 LIVES IN INDIANA AND MICHIGAN

TAMPA, FL - (PR NEWSWIRE) - FEBRUARY 10, 2003 - Comprehensive Care Corporation (OTCBB:CHCR) (CompCare), a company specializing in managed behavioral healthcare and employee assistance services through its operating subsidiaries, today announced that its Central U.S. Service Center, located in Bloomfield Hills, Michigan, was recently awarded new business by two Indiana health plans to manage their behavioral health benefits for approximately 55,000 members. In addition, one health plan has contracted with CompCare to conduct a specialized Disease State Management project for 17,000 members throughout Indiana. Collectively, this new business represents approximately 72,000 covered individuals and $1.7 million in new annual revenue to CompCare.

Mary Jane Johnson, Chief Executive Officer of CompCare, stated, "In light of CompCare's strategic expansion objectives, we are especially pleased by our Central region's success in establishing a foothold in Indiana. The wins in Indiana follow managed care projects awarded to CompCare by two Michigan health plans within the last nine months. The new Michigan contracts have a current run rate of approximately $2.7 million in annual revenue, and afford CompCare the opportunity to develop and customize managed behavioral healthcare programs for an additional 156,000 lives. Our Central U.S. Service Center manages diverse programs spanning commercial and Medicaid insurers, a local program for the management of compulsive gamblers, gate keeping of residential substance abuse programs for the Department of Corrections and care management for one of the largest substance abuse coordinating agencies in Michigan."

"We believe that the exciting growth we are experiencing in this area of the Country is a direct reflection of our Central Service Center's commitment to excellence and detailed customer focus. We applaud their efforts and look forward to modeling their success in our other regional markets," concluded Johnson.

ABOUT COMPREHENSIVE CARE CORPORATION

Established in 1969, Comprehensive Care Corporation administers and operates behavioral health, substance abuse, and employee assistance programs for governmental agencies and managed care companies throughout the United States. Headquartered in Tampa, Florida, CompCare operates regional service and operations centers in Connecticut, Florida, Michigan, and Texas; serves more than 1,100,000 covered individuals nationwide; and has a network of approximately 5,600 behavioral health practitioners.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain information included herein and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company's anticipated operating results, financial resources, increases in
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revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, the effect of governmental regulation, the competitive environment in which the Company operates, and the other risks detailed from time to time in the Company's SEC reports.


                      FOR MORE INFORMATION, PLEASE CONTACT
             Stephanie Noiseux, Elite Financial Communications Group
                   407-585-1080 or via email at steph@efcg.net